UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

Vestand Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

104 Apple Blossom Cir.

Brea, CA 92821

(Address of principal executive offices and zip code)

(562) 727-7045

(Registrant’s telephone number, including area code)

Yoshiharu Global Co.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	VSTD	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2026, Vestand Inc. (the “Company”) received a letter (the “Nasdaq Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had not regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

The Nasdaq Letter has no immediate effect on the listing of the Company’s Class A Common Stock on the Nasdaq Capital Market.

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 17, 2025, the Company received a notification from Nasdaq that the bid price of the Company’s Class A Common Stock had closed below $1.00 per share for 30 consecutive business days and that the Company was provided a 180-calendar-day compliance period, through June 10, 2026, to regain compliance with the Minimum Bid Price Requirement.

The Company did not regain compliance with the Minimum Bid Price Requirement during the initial compliance period and, according to the Nasdaq Letter, the Company is not eligible for an additional compliance period. As a result, Nasdaq notified the Company that this deficiency will be considered by the Nasdaq Hearings Panel (the “Panel”) in rendering a determination in connection with the Company’s continued listing on The Nasdaq Capital Market.

As previously disclosed in the Company’s Current Report on Form 8-K filed on May 26, 2026, the Company received a Staff Delisting Determination from Nasdaq relating to the Company’s non-compliance with Nasdaq’s periodic reporting requirements under Nasdaq Listing Rule 5250(c)(1) due to the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended September 30, 2025, its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the period ended March 31, 2026. The Company timely submitted a request for a hearing before the Panel to appeal the Staff Delisting Determination (the “Hearing”).

The Company’s Compliance Plan submitted in connection with the Hearing includes a plan to regain compliance with the Minimum Bid Price Requirement, including the actions that the Company intends to undertake to address the bid price deficiency.

The Company also submitted a request to stay the suspension and delisting of the Company’s securities pending the Panel’s final determination, which request was granted by Nasdaq.

The Company intends to present its plan to regain compliance with the Minimum Bid Price Requirement at the Hearing; however, there can be no assurance that the Panel will accept the Company’s Compliance Plan or grant its request for continued listing.

Forward Looking Statement.

This filing contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the Company’s plan to regain compliance with the Minimum Bid Price Requirement and the outcome of the Company’s appeal. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this filing. Factors that might cause these differences include, but are not limited to: the possibility of unanticipated delays that will prevent the Company’s Compliance Plan; the risk that the work necessary to implement the Company’s Compliance Plan is greater than anticipated; the outcome of the Company’s appeal of the Staff Delisting Determination; the risk that the Company may not respond adequately to further inquiries from Nasdaq relating to the appeal or during the hearing; and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company’s Class A Common Stock. Other risk factors that may impact these forward-looking statements are discussed in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports filed with the U.S. Securities and Exchange Commission. The Company expressly disclaims any obligation or intention to update these forward-looking statements to reflect new information and developments.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026

VESTAND INC.

By:	/s/ Jiwon Kim
Name:	Jiwon Kim
Title:	Chief Executive Officer